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                                                                       EXHIBIT 5


                                PERKINS COIE LLP
         1201 THIRD AVENUE, SUITE 4800 - SEATTLE, WASHINGTON 98101-3099
                TELEPHONE: 206 583-8888 - FACSIMILE 206 583-8500

                                 March 21, 2000

Penwest Pharmaceuticals Co.
2981 Route 22
Patterson, NY 12563-9970

      RE:  REGISTRATION STATEMENT ON FORM S-3

Gentlemen and Ladies:

     We have acted as counsel to you in connection with the preparation of a Registration Statement on Form S-3 (the "Registration Statement"), under the Securities Act of 1933, as amended (the "Act"), which you are filing with the Securities and Exchange Commission for the resale of up to 1,399,232 shares of Common Stock, $0.001 par value (the "Shares"). We have examined the Registration Statement and such documents and records of the Company and other documents as we have deemed necessary for the purpose of this opinion.

     Based on the subject to the foregoing, we are of the opinion that the Shares have been duly authorized and are validly issued, fully paid and nonassessable.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving such consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Act.


                                   Very truly yours,

                                   Perkins Coie LLP